Exhibit 4.7

AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND CONSENT

This AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of September 3, 2021, is entered into by and among the lenders signatory hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), SALEM MEDIA GROUP, INC., a Delaware corporation (“Parent”), the Subsidiaries of Parent identified on the signature pages hereof as “Borrowers”, and those additional entities that hereafter become parties to the Credit Agreement (as defined below) as Borrowers in accordance with the terms thereof by executing the form of Joinder attached thereto as Exhibit J-1 (together with Parent, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”). All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Credit Agreement, dated as of May 19, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Parent desires to issue 7.125% Senior Secured Notes due 2028 to refinance in whole or in part the Senior Secured Note Indebtedness (such transaction, the “Designated Transaction”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Credit Agreement and consent to the consummation of the Designated Transaction; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrowers’ requests.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. Subject to the applicable conditions precedent set forth in Section 2 hereof:

(a) Section 1.1 of the Credit Agreement is hereby amended and modified by amending and restating, or adding in proper alphabetical order (as the case may be), the definitions set forth below:

“6.75% Senior Secured Note Documents” means the 6.75% Senior Secured Note Indenture, the 6.75% Senior Secured Notes, and the “Security Documents” (as that term is defined in the 6.75% Senior Secured Note Indenture) for the 6.75% Senior Secured Note Indenture.

“6.75% Senior Secured Note Indenture” means the Indenture, dated as of May 19, 2017, among Parent, the subsidiary guarantors party thereto, U.S. Bank National Association, as trustee and collateral agent, governing the 6.75% Senior Secured Notes.

“6.75% Senior Secured Notes” means the 6.75% Senior Secured Notes due 2024 issued by Parent pursuant to the 6.75% Senior Secured Note Indenture.

“7.125% Senior Secured Note Documents” means the 7.125% Senior Secured Note Indenture, the 7.125% Senior Secured Notes, and the “Security Documents” (as that term is defined in the 7.125% Senior Secured Note Indenture) for the 7.125% Senior Secured Note Indenture.

“7.125% Senior Secured Note Indenture” means the Indenture, dated as of September 3, 2021, among Parent, the subsidiary guarantors party thereto, U.S. Bank National Association, as trustee and collateral agent, governing the 7.125% Senior Secured Notes.

“7.125% Senior Secured Notes” means the 7.125% Senior Secured Notes due 2028 issued by Parent pursuant to the 7.125% Senior Secured Note Indenture.

“Consolidated Total Debt Ratio” has the meaning specified therefor in the 6.75% Senior Secured Note Indenture as in effect on the date hereof.

“Senior Secured Note Agent” means U.S. Bank National Association, in its capacity as a collateral agent under each of the Senior Secured Note Documents.

“Senior Secured Note Documents” means the 6.75% Senior Secured Note Documents and the 7.125% Senior Secured Note Documents.

“Senior Secured Note Indebtedness” means Indebtedness evidenced by the Senior Secured Notes.

“Senior Secured Note Indenture” means each of the 6.75% Senior Secured Note Indenture and the 7.125% Senior Secured Note Indenture.

“Senior Secured Notes” means the 6.75% Senior Secured Notes and the 7.125% Senior Secured Notes.

(b) Section 1.1 of the Credit Agreement is hereby amended and modified by amending and restating clause (e) of the definition of “Change of Control” as follows:

(e) the occurrence of any “Change of Control” as defined in the 6.75% Senior Secured Note Indenture or in the 7.125% Senior Secured Note Indenture.

(c) Section 1.1 of the Credit Agreement is hereby amended and modified by amending and restating clause (p) of the definition of “Permitted Indebtedness” as follows:

(p) the Senior Secured Note Indebtedness in an aggregate principal amount outstanding as of any date of determination not to exceed the result of (i) $225,000,000, minus (ii) the aggregate amount of repayments of Senior Secured Notes made after September 3, 2021 and on or prior to such date of determination (other than in connection with any refinancing thereof that constitutes Refinancing Indebtedness permitted hereunder), and any Refinancing

Indebtedness in respect of such Indebtedness; provided that, notwithstanding the foregoing (but subject to the $225,000,000 aggregate cap), any refinancing, repurchase or redemption of 6.75% Senior Secured Notes through the issuance of 7.125% Senior Secured Notes shall constitute Refinancing Indebtedness hereunder,

(b) Consent. Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 2 hereof, the provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, Agent and Lenders hereby consent to the consummation of the Designated Transaction notwithstanding the fact that the 7.125% Senior Secured Notes will be secured by Liens that are senior to the Liens securing the 6.75% Senior Secured Notes; provided that the proceeds of the 7.125% Senior Secured Notes shall be used solely to refinance the 6.75% Senior Secured Notes and for fees, costs and expenses incurred in connection with the Designated Transaction.

2. Conditions Precedent. The satisfaction (or waiver in writing by Agent) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, or any Lender.

(c) Borrowers shall have paid, in immediately available funds, all Lender Group Expenses referred to in Section 5 hereof.

(d) Agent shall have received fully executed versions of the Senior Secured Notes Documents for the 7.125% Senior Secured Notes and all other material documentation associated with the Designated Transaction (including the supplement to the Senior Secured Notes Indenture governing the 6.75% Senior Secured Notes), and the same shall be in form and substance reasonably satisfactory to Agent and in full force and effect.

(e) The Senior Secured Note Agent for the 7.125% Senior Secured Notes shall have joined the Intercreditor Agreement, and Agent shall be satisfied that the Liens securing the Senior Secured Note Indebtedness are junior to the Agent’s Liens pursuant to the terms and conditions of the Intercreditor Agreement.

(f) After giving effect to this Amendment, the representations and warranties of each Loan Party or its Subsidiaries contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(g) No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date, nor shall either result from the consummation of the transactions contemplated herein.

(h) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

3. Representations and Warranties. Each Borrower hereby represents and warrants to Agent and each Lender as follows:

(a) The execution, delivery, and performance by such Borrower of this Amendment and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

(b) The execution, delivery, and performance by such Borrower of this Amendment and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contract or undertaking of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s interestholders or any approval or consent of any Person under any Material Contract of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

(c) This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document is the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, Agent or any Lender.

(e) No Default or Event of Default has occurred and is continuing on the date hereof or as of the Amendment Effective Date.

(f) The representations and warranties set forth in this Amendment, the Credit Agreement as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

4. Payment of Costs and Expenses. Borrowers agree to pay all Lender Group Expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the review of all documents incidental thereto in accordance with the terms of the Credit Agreement.

5. [Reserved.]

6. RELEASE.

Each Borrower hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower ever had, now has or might hereafter have against any such Releasee which relates, directly or indirectly, to the Credit Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, each Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each Borrower specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

7. Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

9. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The amendments, waivers and modifications set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrowers remains in the sole and absolute discretion of Agent and Lenders.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

11. Entire Agreement. This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

14. Reaffirmation of Obligations. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Each Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document to Agent, on behalf of itself or for the benefit of the Lender Group or the Bank Product Providers, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

15. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

PARENT AND A BORROWER:	SALEM MEDIA GROUP, INC., a Delaware corporation

By:
Name:
Title:

BORROWERS:

AIR HOT, INC.

BISON MEDIA, INC.

INSPIRATION MEDIA, INC.

NEW INSPIRATION BROADCASTING COMPANY, INC.

NI ACQUISITION CORP.

REACH SATELLITE NETWORK, INC.

SALEM CONSUMER PRODUCTS, INC.

SALEM COMMUNICATIONS HOLDING CORPORATION

SALEM MEDIA OF COLORADO, INC.

SALEM MEDIA OF HAWAII, INC.

SALEM MEDIA OF OHIO, INC.

SALEM MEDIA OF OREGON, INC.

SALEM MEDIA OF TEXAS, INC.

SALEM MEDIA REPRESENTATIVES, INC.

SALEM RADIO NETWORK INCORPORATED

SALEM RADIO PROPERTIES, INC.

SCA LICENSE CORPORATION

SRN NEWS NETWORK, INC.

SRN STORE, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND CONSENT]

BORROWERS:	INSPIRATION MEDIA OF TEXAS, LLC
	BY:	SCA LICENSE CORPORATION, its Managing Member
SALEM MEDIA OF ILLINOIS, LLC
	BY:	SCA LICENSE CORPORATION, its Managing Member
SALEM MEDIA OF MASSACHUSETTS, LLC
	BY:	SCA LICENSE CORPORATION, its Managing Member
SALEM MEDIA OF NEW YORK, LLC
	BY:	SCA LICENSE CORPORATION, its Managing Member
SALEM RADIO OPERATIONS, LLC
	BY:	SCA LICENSE CORPORATION, its Managing Member
SALEM SATELLITE MEDIA, LLC
	BY:	SCA LICENSE CORPORATION, its Managing Member
SALEM WEB NETWORK, LLC
	BY:	SCA LICENSE CORPORATION, its Managing Member
SCA-PALO ALTO, LLC
	BY:	SCA LICENSE CORPORATION, its Managing Member
By:
Name:
Title:

EAGLE PRODUCTS, LLC
	BY:	SALEM COMMUNICATIONS HOLDING CORPORATION, its Managing Member
By:
Name:
Title:

AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent and as a Lender

By:
Name:
	Title:	Authorized Signatory